Privileged & Confidential

Presentation to the Special Committee of the Board of Directors of:

Sinoenergy Corporation (Nasdaq: SNEN)

March 22, 2010

Brean Murray Carret & Co.

Introduction

Brean Murray, Carret & Co., LLC ("BMC" or "we") has been advised by the Special Committee of the Board of Directors (the "Special Committee") of Sinoenergy Corp. (the "Company") that the Company has entered into an agreement, dated as of October 12, 2009 (the "Agreement") with Skywide Capital Management Ltd. ("Skywide" or the "Purchaser") pursuant to which Sinoenergy will merge with and into Skywide or a wholly owned subsidiary of Skywide (the "Merger'), for a cash purchase price of $1.90 for each share of the Company (the "Merger Consideration"), on terms and conditions more fully set forth in the Agreement (the "Transaction"). The Special Committee also has advised BMC that the parties have negotiated, but have not yet executed, an agreement which would revise the transaction structure without changing the Merger Consideration to provide for the merger of a wholly owned acquisition subsidiary of Skywide with and into the Company. The Special Committee has requested BMC's opinion, as investment bankers, as to the fairness to the shareholders of the Company, other than Skywide, its wholly owned acquisition subsidiary and their affiliates, (the "Unaffiliated Shareholders"), from a financial point of view, of the Merger Consideration to be received by the Unaffiliated Shareholders in the Transaction pursuant to the Agreement in connection with the Merger.

These materials are being presented to the Special Committee in support of our fairness opinion. These materials do not, however, constitute our fairness opinion and are provided for informational purposes only. Our fairness opinion is limited to the terms of our opinion letter. The following presentation summarizes the financial analyses we employed in reaching our fairness opinion and is qualified in its entirety by reference to the full text of the opinion.

(continued...)

Introduction (continued)

In connection with the preparation of these materials, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was made available, supplied, or otherwise communicated to BMC by or on behalf of the Company, and other publicly available information. We have further relied upon the assurances of the management of the Company that they are unaware of any facts that would make such information incomplete or misleading. In arriving at the conclusion of our fairness opinion, we have not been requested to make, nor have we made, an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. Please refer to the fairness opinion for a summary of the materials reviewed and other due diligence performed by BMC in connection with this engagement.

We believe that our analysis should be considered as a whole, and that selecting portions of our analysis and the factors we considered, without considering all analyses and factors, could be misleading. The preparation of a fairness opinion is a complex process and, as a result, fairness opinions are not necessarily susceptible to partial analysis or summary description. Our fairness opinion is necessarily based upon economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of the opinion. It should be understood that, although subsequent developments may affect the fairness opinion or the analyses or information set forth in these materials, we do not have any obligation to update, revise or reaffirm our fairness opinion.

(continued...)

Introduction (continued)

It is understood that these materials are solely for the information of, and directed to, the Special Committee in its evaluation of the Merger Consideration and are not to be relied upon by any shareholder of the Company, or any other person or entity other than the Special Committee. These materials do not constitute a recommendation to the Special Committee as to how they should vote on the Transaction. If it is determined that a shareholder vote is required in connection with this Transaction, these materials do not constitute a recommendation to any shareholder of the Company as to how to vote at any shareholders' meeting at which the Transaction is considered or whether or not to take any action in connection with the Transaction. Additionally, we have not been involved in structuring the Transaction or any agreements relating thereto and our opinion does not compare the relative merits of the Transaction with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Special Committee or the Company to proceed with or effect the Transaction. We were not requested to explore alternatives to the Transaction or solicit the interest of any other parties in pursuing transactions with the Company.

These materials are not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities or to seek approval for the Transaction, nor shall this presentation be used for any other purposes, without the prior written consent of BMC, except as otherwise required by any law, regulation or rule applicable to the Company.

We have acted as financial advisor to the Special Committee and will receive a fee upon the delivery of our fairness opinion that is not contingent upon consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Table of Contents

I. Transaction Overview

Transaction Overview

Transaction Summary

- Sinoenergy Corporation has entered into an Agreement (dated October 12, 2009) to merge with and into Skywide Capital Management
- The Special Committee has advised BMC that the parties have negotiated, but have not yet executed, an agreement which would revise the transaction structure without changing the Merger Consideration to provide for the merger of a wholly owned acquisition subsidiary of Skywide with and into the Company
- Skywide's principal shareholders, Messrs. TZ Deng and Bo Huang, jointly own, directly or indirectly, approximately 40% of the issued and outstanding shares of Sinoenergy

Transaction Overview

Transaction Summary
(continued)

- As Consideration, the Unaffiliated Shareholders of Sinoenergy will receive payment in cash of $1.90 for each share of common stock of the Company
- Concurrent with the Merger, Sinoenergy will cancel or repurchase all outstanding "in the money" options and warrants
- The Transaction is not subject to any financing contingency or due diligence
- As part of its consideration of the Transaction, the Special Committee of the Company's Board of Directors has requested a fairness opinion from BMC as to the fairness to the Unaffiliated Shareholders of the Company, from a financial point of view, of the Merger Consideration

Transaction Overview

Role of BMC

BMC has been engaged by the Special Committee to issue an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Unaffiliated Shareholders in the Transaction

In connection with the rendering of its opinion, BMC, among other things:

- Engaged in discussions with members of the executive management teams of Sinoenergy;
- Visited major facilities and interviewed key employees;
- Reviewed the Agreement and Plan of Merger dated October 12, 2009 by and among Sinoenergy and Skywide;
- Reviewed Sinoenergy's 10-Q for the quarterly period ended December 31, 2009 and 10-K for the fiscal year ended September 30, 2009;
- Reviewed the reported historical prices and historical trading activity for Sinoenergy's common stock for the period from March 2008 to March 2010;

Transaction Overview

Role of BMC
(continued)

- Reviewed the financial terms and statistics, to the extent publicly available, of certain comparable companies and transactions that BMC deemed relevant;
- Conducted an analysis of premiums paid in "going private" transactions for the period from October 2007 to March 2010;
- Performed such other analyses and considered such other factors as BMC deemed appropriate;
- Assumed no responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects; and
- BMC did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sinoenergy nor was BMC furnished with any such evaluations or appraisals

II. Sinoenergy Overview

Sinoenergy Overview

Summary

- Sinoenergy Corporation manufactures pressure containers and compressed natural gas (CNG) facilities and equipment
  - The Company's pressure containers are sold to companies in various industries, including the petroleum, chemical, metallurgy, electricity generation and beverage industries
- In addition, the Company engages in the design, construction and equipping of CNG stations and the operation of those stations
  - As of December 10, 2009, the company was operating 21 CNG stations, of which 16 are located in Wuhan, two in Pingdingshan and three in Xuancheng. An additional four stations are in the final stages of construction located in Wuhan
- The Company also manufactures CNG vehicle conversion kits and electronic control devices that enable vehicles manufactured for gasoline to operate on CNG
- The Company's major pressurized container and CNG equipment manufacturing facilities are located in Qingdao, Shandong province in the People's Republic of China
- The Company's stock currently trades on the NASDAQ Capital Market under the symbol "SNEN"

Sinoenergy Overview
Historical Financial Statements

Historical Income Statements
(as reported)

(amounts in thousands)	Twelve Month Period Ended September 30, 2006	2007	2008	2009	3 Mos Ended Dec-08	Dec-09	LTM Dec-09
Net Sales	$ 15,311	$ 18,552	$ 40,940	$ 41,800	$ 15,928	$ 12,528	$ 38,400
Cost of Sales	7,338	9,021	25,589	32,350	11,126	10,682	31,906
Gross Profit	**7,973**	**9,531**	**15,351**	**9,450**	**4,802**	**1,846**	**6,494**
Selling Expenses	228	272	881	1,391	514	332	1,209
General and Administrative Expenses	1,602	3,994	4,889	12,722	1,357	2,465	13,830
Total Operating Expenses	1,830	4,266	5,770	14,113	1,871	2,797	15,039
Operating Income	**6,143**	**5,265**	**9,581**	**(4,663)**	**2,931**	**(951)**	**(8,545)**
Rental Income	-	-	3,836	1,329	1,329	-	-
Change in Fair Value of Derivative Liability	-	-	-	-	-	(886)	(886)
Gain on Sale of Equity of Subsidiary	-	-	7,367	(2,373)	-	-	(2,373)
Loss from Unconsolidated Entity	-	-	-	-	(16)	(68)	(52)
Investment Gain	-	-	-	-	-	-	-
Interest Income	-	13	126	458	10	26	474
Interest Expense	(1,766)	(371)	(1,783)	(7,298)	(1,218)	(2,076)	(8,156)
Other Non-Operating Income	42	(31)	-	-	-	-	-
Add. Interest Payable under Conv. Note Indenture	-	-	(420)	(140)	-	-	(140)
Other Income, Net	(253)	65	(260)	(5)	185	55	(135)
Total Other Income (Expenses), Net	(1,977)	(324)	8,866	(8,029)	290	(2,949)	(11,268)
Pre-Tax Income	**4,166**	**4,941**	**18,447**	**(12,692)**	**3,221**	**(3,900)**	**(19,813)**
Income Tax	(104)	79	1,309	748	568	346	526
Income Before Minority Interest	**4,270**	**4,862**	**17,138**	**(13,440)**	**2,653**	**(4,246)**	**(20,339)**
Minority Interest	(35)	(106)	(1,082)	337	(955)	(435)	857
Net Income	**$ 4,235**	**$ 4,756**	**$ 16,056**	**$ (13,103)**	**$ 1,698**	**$ (4,681)**	**$ (19,482)**

Note: On July 14, 2008 fiscal year changed from December 31st to September 30th

Sinoenergy Overview
Historical Financial Statements (continued)

Historical Balance Sheets
(as reported)

(amounts in thousands)	As of September 30, 2006	As of September 30, 2007	As of September 30, 2008	As of September 30, 2009	As of December 31, 2008	As of December 31, 2009
Cash	$ 1,628	$ 3,322	$ 8,871	$ 18,237	$ 4,049	$ 16,936
Restricted Cash	-	1,226	623	1,413	878	1,504
Accounts and Notes Receivable, Net	3,990	5,996	22,008	29,756	27,308	28,283
Other Receivables, Net	2,893	4,086	16,983	18,070	16,137	14,404
Note Subscription Receivable	-	29,840	-	-	-	-
Deposits and Prepayments	8,112	2,795	7,918	8,629	8,449	7,593
Inventories	1,309	2,901	7,303	4,619	4,058	4,797
Deferred Expenses	-	58	91	63	101	29
Total Current Assets	**17,932**	**50,223**	**63,897**	**80,787**	**60,980**	**73,546**
Long-Term Investments	-	1,592	1,568	4,905	3,012	4,839
Property, Plant and Equipment, Net	3,415	8,388	30,298	64,870	36,286	68,064
Intangible Assets	226	18,531	27,591	30,486	27,607	30,349
Due from Related Party	-	-	383	-	383	-
Other Long Term Asset	-	9,599	6,891	7,672	6,673	13,784
Goodwill	-	729	1,906	1,906	1,906	1,906
Deferred Tax Asset	3	4	13	20	15	24
Total Assets	**21,576**	**89,066**	**132,347**	**180,646**	**135,861**	**182,502**
Short-Term Bank Loan	2,529	14,843	11,953	44,223	12,627	47,480
Other Notes Payable	-	799	1,633	4,583	2,926	4,760
Accounts Payable	175	3,166	5,894	5,193	4,238	5,501
Advances from Customers	905	1,036	2,409	2,100	2,095	814
Add. Interest Payable Under Conv. Note Indenture	-	-	420	280	420	280
Income Taxes Payable	121	119	633	475	1,116	713
Other Payables	1,861	5,181	5,341	5,783	4,699	1,488
Due to Related Party	-	-	-	-	-	20,208
Accrued Expenses	123	396	335	538	356	430
Deferred Income	-	-	95	38	79	26
Derivative Liability					-	3,591
Current Portion of Long-Term Notes Payable	-	-	-	26,667	-	10,934
Total Current Liabilities	**5,714**	**25,538**	**28,713**	**89,880**	**28,556**	**96,225**
3% Senior Convertible Notes	-	13,823	12,593	-	13,059	-
12% Senior Notes	-	15,622	16,658	-	16,170	-
Long-Term Loans	-	-	3,667	26,358	4,389	26,361
Deferred Tax Liabilities	-	-	1,095	1,095	1,095	1,095
Total Liabilities	**5,714**	**54,983**	**62,726**	**117,333**	**63,269**	**123,681**
Minority Interests	300	1,363	14,394	17,132	15,745	18,227
Common Stock	15	16	16	16	16	16
Series A Convertible Preferred Stock	6	-	-	-	-	-
Additional Paid-In Capital	8,892	23,176	30,396	34,543	30,479	27,207
Retained Earnings	6,268	8,217	19,953	6,850	21,651	8,594
Acc. Other Comprehensive Income	381	1,312	4,862	4,772	4,701	4,777
Total Shareholders' Equity	**15,562**	**32,720**	**55,227**	**46,181**	**56,847**	**40,594**
Total Liabilities and Shareholders' Equity	**$ 21,576**	**$ 89,066**	**$ 132,347**	**$ 180,646**	**$ 135,861**	**$ 182,502**

Sinoenergy Overview
Stock Price Analysis

Two-Year Annotated Price Volume Chart

Price / Volume Chart

Daily from March 10, 2008 to March 9, 2010


(thousands)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
3,000
2,500
2,000
1,500
1,000
500
0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Aug-09
Nov-09
Mar-10
Began trading on Nasdaq Capital Market
Approved to list on Nasdaq Capital Market
Reported Q2 FY2008 results
Completed reverse stock split
Reported Q3 FY2008 results
Signed share exchange agreement with China New Energy Development Investment Co., Ltd.
Received $17.9mm strategic investment
Signed agreement to sell its stake in Giant Power International, Ltd. to Greka SNU Ltd. for $10.7mm
Reported FYE2008 results
Reported Q1 FY2009 results
Reported Q2 FY2009 results
Skywide signed a letter of intent to acquire SNEN
Reported Q3 FY2009 results
Signed merger agreement with Skywide Capital Management Limited
Nasdaq notified SNEN of proposed delisting
Reported FYE2009 results
Oct. 12
Merger Announcement
Merger Consideration $1.90

Daily for the Following Dates	Time Period[1]	Closing Stock Prices High	Low	Average	Median	Volume (000s) High	Low	Average	Median	Total
10/12/09 - 03/09/10	+5 Months	1.87	1.61	1.79	1.83	2,377	0	77	18	7,880
10/12/09 - 01/11/10	+3 Months	1.87	1.79	1.84	1.84	2,377	0	101	36	6,360
10/12/09 - 11/11/09	+1 Month	1.87	1.79	1.83	1.83	2,377	2	204	61	4,699
09/14/09 - 10/09/09	-1 Month	1.34	1.26	1.30	1.30	69	9	38	36	751
07/13/09 - 10/09/09	-3 Months	2.25	1.23	1.46	1.32	1,800	9	115	47	7,366
04/13/09 - 10/09/09	-6 Months	2.25	1.23	1.43	1.34	1,800	3	84	44	10,650
10/13/08 - 10/09/09	-1 Year	3.35	0.95	1.75	1.44	1,800	1	68	31	16,996
03/10/08 - 10/09/09	-1.6 Years	7.04	0.95	3.18	2.42	1,800	1	55	26	21,885

(1) Time period is prior to, or subsequent from, the announcement of the merger on October 12, 2009

Historical prices provided by Bloomberg and Capital IQ

Sinoenergy Overview
Stock Price Analysis (continued)

Relative Price Chart

Sinoenergy underperformed relative to the comparable companies, the NASDAQ and the S&P 500 during the 12-month period prior to the merger announcement

1-Year Relative Price: Pre-Announcement

Daily from October 10, 2008 to October 9, 2009; Price as a Percent of Base (October 10, 2008 = 100%)



200%
175%
150%
125%
100%
75%
50%
25%
0%
Sinoenergy Corporation
Comparable Company Index
NASDAQ Composite
S&P 500
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09

Price Appreciation	3 Months	6 Months	1 Year
Sinoenergy Corporation	-9.9%	0.8%	-52.1%
Comparable Company Index[(1)]	72.9%	153.7%	89.4%
NASDAQ	21.8%	29.4%	29.7%
S&P 500	21.9%	24.8%	19.2%

(1) Market cap weighted index assuming no dividend reinvestment. The Comparable Company Index is comprised of: CAAS, CBEH, CHNG, NEP, CTFO, EVK, HPJ, KNDI, LPIH, SCLX, SORL, TPI, TXIC and WUHN

Historical prices provided by Bloomberg and Capital IQ

BREAN MURRAY CARRET & CO.

Sinoenergy Overview
Stock Price Analysis (continued)

Relative Price Chart

Since the merger was announced, Sinoenergy continued to underperform relative to the comparable companies, the NASDAQ and the S&P 500

Relative Price: Post-Announcement

Daily from October 12, 2009 to March 16, 2010; Price as a Percent of Base (October 12, 2009 = 100%)



150%
140%
130%
120%
110%
100%
90%
80%
Sinoenergy Corporation
Comparable Company Index
NASDAQ Composite
S&P 500
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10

Price Appreciation	3 Months	Since 10/12/2009
Sinoenergy Corporation	-15.4%	-15.8%
Comparable Company Index[1]	6.7%	23.4%
NASDAQ	9.1%	11.2%
S&P 500	5.8%	7.7%

(1) Market cap weighted index assuming no dividend reinvestment. The Comparable Company Index is comprised of: CAAS, CBEH, CHNG, NEP, CTFO, EVK, HPJ, KNDI, LPIH, SCLX, SORL, TPI, TXIC and WUHN

Historical prices provided by Bloomberg and Capital IQ

Sinoenergy Overview
Stock Price Analysis (continued)

Volume at Price Analysis

During the one-year period prior to the announcement, the majority of Sinoenergy's stock traded below the merger consideration of $1.90

1-Year Volume at Price: Pre-Announcement

October 10, 2008 to October 9, 2009



(thousands)
Merger Consideration
$1.90
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Volume
Price

Trading Volume	
At or Below $1.90	70.8%
Above $1.90	29.2%

Trading Range	Days in Range	% of Total Days Traded	Trading Volume (thousands)	% of Total Trading Volume
$0.71 - $1.00	7	2.8%	2,720	15.8%
$1.01 - $1.30	68	27.0%	4,112	23.9%
$1.31 - $1.60	75	29.8%	4,258	24.8%
$1.61 - $1.90	19	7.5%	1,072	6.2%
$1.91 - $2.20	18	7.1%	2,380	13.8%
$2.21 - $2.50	22	8.7%	1,253	7.3%
$2.51 - $2.80	23	9.1%	596	3.5%
$2.81 - $3.10	10	4.0%	518	3.0%
$3.11 - $3.40	10	4.0%	277	1.6%
Total:	252	100.0%	17,185	100.0%

Historical prices provided by Bloomberg and Capital IQ

Sinoenergy Overview

Stock Price Analysis (continued)

Volume at Price Analysis

Subsequent to the merger announcement, nearly all of Sinoenergy's stock traded below the merger consideration of $1.90

Volume at Price: Post-Announcement

October 12, 2009 to March 11, 2010



(thousands)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Volume
Trading Volume
At or Below $1.90
99.4%
Above $1.90
0.6%
Merger Consideration
$1.90
$1.71 - $1.75
Price

Trading Range	Days in Range	% of Total Days Traded	Trading Volume (thousands)	% of Total Trading Volume
$1.56 - $1.60	3	2.9%	414	5.2%
$1.61 - $1.65	6	5.8%	100	1.3%
$1.66 - $1.70	12	11.5%	81	1.0%
$1.71 - $1.75	13	12.5%	518	6.6%
$1.76 - $1.80	4	3.8%	295	3.7%
$1.81 - $1.85	60	57.7%	6,180	78.2%
$1.86 - $1.90	5	4.8%	266	3.4%
$1.91 - $1.95	1	1.0%	49	0.6%
Total:	104	100.0%	7,904	100.0%

Historical prices provided by Bloomberg and Capital IQ

Moving Average Price History

1-Year Period: Pre-announcement
From October 10, 2008 to October 9, 2009



$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Merger Consideration $1.90
10/09/09
5-Day
10-Day
1-Month
3-Month
6-Month
1-Year

	Moving Average Prices						
	10/09/09	5-Day	10-Day	1-Month	3-Month	6-Month	1-Year
Average Price	$1.28	$1.37	$1.34	$1.32	$1.47	$1.43	$1.75
Merger Consideration Premium / (Discount)	48.4%	38.9%	42.2%	43.5%	29.5%	32.9%	8.5%

Post-announcement
From October 12, 2009 to March 16, 2010



$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Merger Consideration $1.90
Current
5-Day
10-Day
1-Month
3-Month
10/12/09

	Moving Average Prices					
	Current[(1)]	5-Day	10-Day	1-Month	3-Month	10/12/09
Average Price	$1.54	$1.64	$1.66	$1.67	$1.75	$1.79
Merger Consideration Premium / (Discount)	23.4%	16.0%	14.8%	14.1%	8.6%	6.3%

(1) Current price as of March 16, 2010

Historical prices provided by Bloomberg and Capital IQ

Sinoenergy Overview
Shareholder Analysis

Insiders[1][2]	Shares	%	Market Value[3]
Skywide Capital Management Ltd.[5]	6,277,102	39.4%	$9,666,737
Other Significant Shareholders[1]	**Shares**	**%**	**Market Value[3]**
Chongjun, Duan	2,080,699	13.1%	$3,204,276
Institutional Holders[1]	**Shares**	**%**	**Market Value[3]**
AQR Capital Management, LLC	733,224	4.6%	$1,129,165
Tewksbury Capital Management Ltd.	611,257	3.8%	941,336
Ewing & Partners	480,424	3.0%	739,853
Loeb Partners Corp.	255,752	1.6%	393,858
Penn. Public School Employees Retirement System	188,957	1.2%	290,994
Cnh Partners	159,206	1.0%	245,177
The Oxford Asset Management Co Ltd	68,500	0.4%	105,490
Abax Global Capital Limited	34,750	0.2%	53,515
Credit Agricole SA	16,683	0.1%	25,692
JS Oliver Capital Management, L.P	14,026	0.1%	21,600
Guerrilla Capital Management LLC	12,704	0.1%	19,564
UBS AG	2,338	0.0%	3,601
Institutional Holders	**2,577,821**	**16.2%**	**$3,969,844**
Remaining Float	**4,986,769**	**31.3%**	**$7,679,624**
Total[4]	**15,922,391**	**100.0%**	**$24,520,482**

(1) Source: Latest 13F filings, form 4 filings, form 10-Q filing for the period ended December 31, 2009, Capital IQ and Bloomberg
(2) Excludes shares issuable upon exercise of stock options
(3) Based on closing price of $1.54 as of March 16, 2010
(4) Shares outstanding from 10-Q for the period ended December 31, 2009
(5) TZ Deng and Bo Huang are the principal shareholders of Skywide Capital Management Ltd.

Summary



Remaining Float 31.3%
Insiders 39.4%
Institutional Holders 16.2%
Other Significant Shareholders 13.1%

BREAN MURRAY CARRET & CO.

III. Valuation Analysis

Valuation Analysis

Methodology

- BMC's approach to analyzing the Transaction utilizes several complementary methodologies:
  - — **Comparable Company Analysis** – derives a range of implied value for the Company by analyzing how the public marketplace values similar publicly-traded companies. BMC identified fourteen (14) public companies that it deemed to have similar characteristics
  - — **Comparable Transaction Analysis** – derives a range of implied value for the Company by analyzing how acquirers value companies or assets similar to Sinoenergy. BMC examined fifteen (15) transactions for which meaningful public information was available that it deemed to be comparable
  - — **Premiums Paid Analysis** – derives a range of implied value for the Company by analyzing the premiums paid in "going private" transactions. BMC examined one hundred and nineteen (119) transactions since October 2007 with equity values from $5.5 million to $98.8 million
- Because of the absence of projected financial information, BMC was not able to perform a discounted cash flow analysis

Comparable Company Analysis

Valuation Analysis
Comparable Company Analysis

Overview

- In assessing the relative value of the Company based on publicly-traded comparable companies, BMC analyzed certain publicly-traded companies that were deemed to be comparable to Sinoenergy based on business focus and/or market and financial characteristics
- Specifically, each of the selected companies: (i) were based in China and listed on U.S. exchanges; and (ii) operated in industrial sectors
- The selected companies are as follows:
  - China Automotive Systems Inc. (NasdaqCM:CAAS)
  - China Integrated Energy, Inc. (NasdaqCM:CBEH)
  - China Natural Gas, Inc. (NasdaqGM:CHNG)
  - China North East Petroleum Holdings Limited (AMEX:NEP)
  - China TransInfo Technology Corp. (NasdaqGM:CTFO)
  - Ever-Glory International Group, Inc. (AMEX:EVK)
  - Hong Kong Highpower Technology, Inc. (NasdaqGM:HPJ)
  - Kandi Technologies, Corp (NasdaqCM:KNDI)
  - Longwei Petroleum Investment Holding Limited (OTCBB:LPIH)
  - Sino Clean Energy Inc (OTCBB:SCLX)
  - SORL Auto Parts, Inc. (NasdaqGM:SORL)
  - Tianyin Pharmaceutical Co., Inc. (AMEX:TPI)
  - Tongxin International, Ltd. (NasdaqGM:TXIC)
  - Wuhan General Group (China) Inc. (NasdaqCM:WUHN)

Valuation Analysis
Comparable Company Analysis

Overview
(continued)

- BMC compared the financial performance of Sinoenergy with the performance of the peer group. BMC:
  - Derived valuation multiples by analyzing the specific peer group financial information
  - Applied these valuation multiples to Sinoenergy's corresponding results to derive a range of implied equity values for Sinoenergy
  - Compared the range of implied equity values to the Merger Consideration

Valuation Analysis

Comparable Company Analysis

As of October 12, 2009

($ in millions, except per share data)	Market Information			Operating Results					Trading Multiples				
	Valuation			Trailing Twelve Months (5) (6)					Enterprise Value/			Equity Value/	
	Price (1)	Equity Value (2)	Enterprise Value (3) (4)	Revenue	EBITDA	EBIT	Net Income	Book Value	TTM Revenue	TTM EBITDA	TTM EBIT	TTM NI	Book Value
China Automotive Systems Inc. (NasdaqCM:CAAS)	$10.77	$306.8	$353.4	$182.4	$32.8	$23.4	$13.0	$88.9	1.9 x	10.8 x	15.1 x	23.7 x	3.5 x
China TransInfo Technology Corp. (NasdaqGM:CTFO)	12.00	272.1	265.8	35.7	12.6	11.7	11.6	44.6	7.4 x	21.1 x	22.7 x	23.5 x	6.1 x
China Natural Gas, Inc. (NasdaqGM:CHNG)	14.41	241.4	257.5	73.3	29.6	24.6	18.1	77.2	3.5 x	8.7 x	10.5 x	13.4 x	3.1 x
China Integrated Energy, Inc. (NasdaqCM:CBEH)	7.60	236.9	194.2	246.4	32.9	31.6	31.4	100.1	0.8 x	5.9 x	6.1 x	7.5 x	2.4 x
Tongxin International, Ltd. (NasdaqGM:TXIC)	10.88	176.2	187.0	109.2	NA	10.7	9.3	60.3	1.7 x	NA	17.4 x	19.0 x	2.9 x
Longwei Petroleum Investment Holding Limited (OTCBB:LPIH)	2.19	172.8	165.3	182.9	33.5	33.1	24.1	109.9	0.9 x	4.9 x	5.0 x	7.2 x	1.6 x
Tianyin Pharmaceutical Co., Inc. (AMEX:TPI)	3.60	123.9	112.9	42.9	10.6	9.7	8.3	28.9	2.6 x	10.6 x	11.6 x	15.0 x	4.3 x
China North East Petroleum Holdings Limited (AMEX:NEP)	4.61	122.3	115.1	53.8	41.2	32.3	18.9	55.8	2.1 x	2.8 x	3.6 x	6.5 x	2.2 x
SORL Auto Parts, Inc. (NasdaqGM:SORL)	5.73	104.7	99.4	114.1	13.4	10.6	8.0	79.8	0.9 x	7.4 x	9.4 x	13.0 x	1.3 x
Hong Kong Highpower Technology, Inc. (NasdaqGM:HPJ)	4.30	58.5	58.7	64.9	4.5	3.0	2.0	14.3	0.9 x	13.1 x	19.3 x	28.8 x	4.1 x
Wuhan General Group (China) Inc. (NasdaqCM:WUHN)	2.04	51.7	71.4	97.2	19.0	15.2	13.4	45.9	0.7 x	3.8 x	4.7 x	3.9 x	1.1 x
Kandi Technologies, Corp (NasdaqCM:KNDI)	2.21	49.9	76.2	28.2	5.4	2.1	0.9	9.4	2.7 x	14.0 x	37.0 x	53.5 x	5.3 x
Sino Clean Energy Inc (OTCBB:SCLX)	0.45	47.6	39.8	24.0	7.4	6.6	4.1	15.0	1.7 x	5.4 x	6.1 x	11.5 x	3.2 x
Ever-Glory International Group, Inc. (AMEX:EVK)	2.08	28.2	33.9	95.3	8.1	6.6	3.8	27.7	0.4 x	4.2 x	5.1 x	7.4 x	1.0 x
High		**$306.8**	**$353.4**	**$246.4**	**$41.2**	**$33.1**	**$31.4**	**$109.9**	**7.4 x**	**21.1 x**	**37.0 x**	**53.5 x**	**6.1 x**
Mean		**$142.4**	**$145.1**	**$96.5**	**$19.3**	**$15.8**	**$11.9**	**$54.1**	**2.0 x**	**8.7 x**	**12.4 x**	**16.7 x**	**3.0 x**
Median		**$123.1**	**$114.0**	**$84.3**	**$13.4**	**$11.2**	**$10.4**	**$50.8**	**1.7 x**	**7.4 x**	**9.9 x**	**13.2 x**	**3.0 x**
Low		**$28.2**	**$33.9**	**$24.0**	**$4.5**	**$2.1**	**$0.9**	**$9.4**	**0.4 x**	**2.8 x**	**3.6 x**	**3.9 x**	**1.0 x**

Source: Capital IQ, Public Filings and Press Releases
(1) As of close October 12, 2009.
(2) Based on shares outstanding calculated using the treasury stock method.
(3) Enterprise value is defined as equity value plus net debt, preferred stock and minority interests.
(4) Net Debt includes long term debt, short term debt, less cash and cash equivalents.
(5) As of June 30, 2009, excluding LPIH (03/31/09).
(6) Excludes non-recurring and discontinued operations.

BREAN MURRAY
CARRET & CO.

Valuation Analysis

Comparable Company Analysis

As of March 16, 2010

($ in millions, except per share data)	Market Information			Operating Results					Trading Multiples				
		Valuation		Trailing Twelve Months [5] [6]					Enterprise Value/			Equity Value/	
	Price [1]	Equity Value [2]	Enterprise Value [3] [4]	Revenue	EBITDA	EBIT	Net Income	Book Value	TTM Revenue	TTM EBITDA	TTM EBIT	TTM NI	Book Value
China Automotive Systems Inc. (NasdaqCM:CAAS)	$21.86	$626.3	$672.0	$210.1	$38.5	$29.4	$17.3	$97.7	3.2 x	17.5 x	22.9 x	36.2 x	6.4 x
China Integrated Energy, Inc. (NasdaqCM:CBEH)	9.94	368.2	327.3	255.9	34.2	32.7	32.5	110.2	1.3 x	9.6 x	10.0 x	11.3 x	3.3 x
China North East Petroleum Holdings Limited (AMEX:NEP)	8.95	282.8	269.3	49.2	39.6	31.5	18.3	75.4	5.5 x	6.8 x	8.6 x	15.4 x	3.7 x
China Natural Gas, Inc. (NasdaqGM:CHNG)	10.78	246.6	225.7	62.2	30.8	25.1	19.7	142.2	3.6 x	7.3 x	9.0 x	12.5 x	1.7 x
Longwei Petroleum Investment Holding Limited (OTCBB:LPIH)	2.07	176.9	164.4	229.3	37.0	36.6	21.9	122.0	0.7 x	4.4 x	4.5 x	8.1 x	1.5 x
China TransInfo Technology Corp. (NasdaqGM:CTFO)	7.77	175.7	175.2	45.9	13.9	12.6	12.6	40.3	3.8 x	12.6 x	13.9 x	14.0 x	4.4 x
SORL Auto Parts, Inc. (NasdaqGM:SORL)	8.47	155.7	154.0	109.1	15.5	12.5	9.5	83.7	1.4 x	10.0 x	12.3 x	16.4 x	1.9 x
Tianyin Pharmaceutical Co., Inc. (AMEX:TPI)	4.00	147.6	129.6	51.6	13.1	11.0	9.2	38.1	2.5 x	9.9 x	11.8 x	16.1 x	3.9 x
Tongxin International, Ltd. (NasdaqGM:TXIC)	8.55	138.5	146.4	113.5	NA	13.1	11.3	52.1	1.3 x	NA	11.1 x	12.3 x	2.7 x
Sino Clean Energy Inc (OTCBB:SCLX)	0.79	114.9	103.9	31.3	9.9	8.7	(5.3)	(14.2)	3.3 x	10.5 x	11.9 x	NM	NM
Kandi Technologies, Corp (NasdaqCM:KNDI)	5.08	114.6	141.3	28.9	5.7	1.7	0.5	10.3	4.9 x	24.7 x	83.2 x	214.8 x	11.1 x
Hong Kong Highpower Technology, Inc. (NasdaqGM:HPJ)	5.86	79.8	74.5	65.5	6.8	5.4	3.9	16.6	1.1 x	10.9 x	13.8 x	20.6 x	4.8 x
Wuhan General Group (China) Inc. (NasdaqCM:WUHN)	1.93	48.9	74.7	87.7	13.5	12.7	14.9	49.0	0.9 x	5.5 x	5.9 x	3.3 x	1.0 x
Ever-Glory International Group, Inc. (AMEX:EVK)	3.32	48.1	53.5	88.3	8.1	6.3	4.9	28.5	0.6 x	6.6 x	8.6 x	9.8 x	1.7 x
High		**$626.3**	**$672.0**	**$255.9**	**$39.6**	**$36.6**	**$32.5**	**$142.2**	**5.5 x**	**24.7 x**	**83.2 x**	**214.8 x**	**11.1 x**
Mean		**$194.6**	**$193.7**	**$102.0**	**$20.5**	**$17.1**	**$12.2**	**$60.9**	**2.4 x**	**10.5 x**	**16.2 x**	**30.1 x**	**3.7 x**
Median		**$151.7**	**$150.2**	**$76.6**	**$13.9**	**$12.7**	**$11.9**	**$50.5**	**2.0 x**	**9.9 x**	**11.5 x**	**14.0 x**	**3.3 x**
Low		**$48.1**	**$53.5**	**$28.9**	**$5.7**	**$1.7**	**-$5.3**	**-$14.2**	**0.6 x**	**4.4 x**	**4.5 x**	**3.3 x**	**1.0 x**

Source: Capital IQ, Public Filings and Press Releases
(1) As of close March 16, 2010.
(2) Based on shares outstanding calculated using the treasury stock method.
(3) Enterprise value is defined as equity value plus net debt, preferred stock and minority interests.
(4) Net Debt includes long term debt, short term debt, less cash and cash equivalents.
(5) As of September 30, 2009, excluding CHNG, LPIH and TPI (12/31/09).
(6) Excludes non-recurring and discontinued operations.

BREAN MURRAY CARRET & CO.

Valuation Analysis
Comparable Company Analysis

Calculation of Implied Per Share Equity Value

($ in millions)	Revenue	EBITDA	EBIT	Net Income	Book Value
SNEN Sept. 30, 2009 LTM Results[1]	$41.8	($0.2)	($1.9)	($10.3)	$13.8
SNEN Dec. 31, 2009 LTM Results[1]	$38.4	($4.0)	($5.8)	($14.9)	$8.3
Median Multiples as of Oct. 12, 2009	**1.7 x**	**7.4 x**	**9.9 x**	**13.2 x**	**3.0 x**
Median Multiples as of March 16, 2010	**2.0 x**	**9.9 x**	**11.5 x**	**14.0 x**	**3.3 x**
SNEN Implied Per Share Equity Value at Median Multiple as of Oct. 12, 2009[2]	**($1.79)**	**NM**	**NM**	**NM**	**$2.59**
SNEN Implied Per Share Equity Value at Median Multiple as of March 16, 2010[3]	**($2.14)**	**NM**	**NM**	**NM**	**$1.74**

(1) Adjusted for non-recurring and discontinued items.

(2) The implied equity value assumes a minority interest of $17.13 million, net debt of $82.18 million and shares outstanding of ~16.1 million.

(3) The implied equity value assumes a minority interest of $18.23 million, net debt of $91.30 million and shares outstanding of ~16.0 million.

Valuation Analysis
Comparable Company Analysis

Conclusion

- BMC has derived the following conclusions after analyzing the publicly-traded companies deemed to be comparable to Sinoenergy :
  - The ranges of implied per share equity values for Sinoenergy are as follows:
    - As of October 12, 2009: -$1.79 per share to $2.59 per share
    - As of March 16, 2010: -$2.14 per share to $1.74 per share
    - BMC noted that the Merger Consideration set forth in the Agreement is within the ranges implied by the comparable company analysis

Comparable Transaction Analysis

Valuation Analysis

Comparable Transaction Analysis

Overview

- Although there have been a large number of transactions in Sinoenergy's industry over the last several years, financial terms have not been publicly disclosed for many of these transactions. BMC has cited selected transactions announced since August 2005, for which meaningful information is available. BMC:
  - Searched selected databases and public filings for precedent transactions of publicly traded and privately held targets comparable to Sinoenergy in terms of size and/or business focus
  - Identified fifteen (15) transactions that were deemed most relevant. The target enterprise values ranged from $13.0 million to $3.4 billion and the median was $143.8 million
  - Analyzed the selected transactions and applied certain derived valuation multiples to derive an implied valuation for Sinoenergy
  - Compared the range of implied valuation to the Merger Consideration

Valuation Analysis

Comparable Transaction Analysis

($ in millions)

Ann. Date	Closed Date	Target/ Acquirer	Target Description	Valuation: Equity Value	Valuation: Enterprise Value	Target Parameters: LTM Revenue	Target Parameters: LTM EBITDA	Target Parameters: LTM NI	Multiples: Enterprise Value/ LTM Revenue	Multiples: Enterprise Value/ LTM EBITDA	Multiples: Eq. Value/ LTM NI
12/30/09	Pending	China Natural Gas Co., Ltd / CNPC Hong Kong Ltd. (SEHK: 135)	Producer, seller and distributor of natural gas and operator of approximately 60 compressed natural gas stations	$143.6	$143.6	$75.0	NA	$13.1	1.9x	NA	11.0x
09/10/09	Pending	CNPC Shennan Oil Tech. Development Co., Ltd./ CNPC Hong Kong Ltd. (SEHK: 135)	Supplier of compressed natural gas and operator of compressed natural gas stations	30.6	30.6	NA	NA	3.1	NA	NA	9.8x
09/03/09	09/03/09	Structural Composites Industries, Inc./ Worthington Cylinder Corporation	Designer and manufacturer of filament-reinforced composite cylinders, pressure vessels and structures	24.4	24.4	36.0	NA	NA	0.7x	NA	NA
04/01/09	04/01/09	Midsund Bruk AS/ Aker Solutions AS	Designer and manufacturer of pressure vessels, process vessels and storage tanks	13.0	13.0	23.5	2.8	2.0	0.6x	4.6x	6.6x
09/02/08	08/14/09	Holvrieka Holding B.V./ Enric Energy Equipment Holdings Ltd. (SEHK: 3899)	Manufacturer of process storage tanks for breweries, soft drink producers and the chemical industry	193.7	210.5	156.9	18.5	12.4	1.3x	11.4x	15.6x
07/21/08	10/13/08	Lovato Gas SpA/ Landi Renzo SpA	Manufacturer of conversion systems for gas, CNG or LPG for automobiles and other combustion engines	100.3	100.3	57.4	12.4	NA	1.7x	8.1x	NA
04/08/08	05/01/08	Nitram Energy Inc./ Peerless Mfg Co. (NasdaqGM: PMFG)	Manufacturer of gas separators, pulsation dampeners and silencers for the oil, chemical and power generation industries	65.0	65.0	72.6	11.1	11.9	0.9x	5.8x	5.4x
04/01/08	04/30/08	Seremban Engineering Sdn Bhd/ Success Transformer Corp Bhd (KLSE:SUCCESS)	Manufacturer and fabricator of unfired pressure vessels, heat exchangers, tanks, silos and other machinery	17.1	17.1	16.7	NA	2.0	1.0x	NA	8.7x

(continued on next page)

Source: Public Filings, Thomson Financial and Capital IQ

Valuation Analysis

Comparable Transaction Analysis

($ in millions)

Ann. Date	Closed Date	Target/ Acquirer	Target Description	Valuation: Equity Value	Valuation: Enterprise Value	Target Parameters: LTM Revenue	Target Parameters: LTM EBITDA	Target Parameters: LTM NI	Multiples: Enterprise Value/ LTM Revenue	Multiples: Enterprise Value/ LTM EBITDA	Multiples: Eq. Value/ LTM NI
11/27/07	01/16/08	Collicutt Energy Services Ltd/ Finning International Inc. (TSX: FTT)	Provider of natural gas compression, underbalanced drilling equipment, power generation systems and oilfield equipment services and fabrication	$100.9	$143.9	$141.4	$7.3	$2.1	1.0x	19.7x	47.7x
10/19/07	11/19/07	Daekyung Mach. & Engineering Co., Ltd./ National Pension Service 07-1 Corporate Restructuring Association QCP	Designer, engineer, manufacturer and fabricator of chemical and energy equipment	358.7	384.8	200.5	19.3	9.5	1.9x	19.9x	37.7x
08/03/07	08/07/07	Enric Energy Eqpt. Holdings Ltd. (SEHK: 3899)/ China Intl. Marine Containers Group Co. Ltd. (SZSE: 200039)	Designer, manufacturer and distributor of specialized gas equipment including pressure vessels, cryogenic applications and compressors	342.0	322.0	98.7	16.6	12.4	3.3x	19.4x	27.6x
02/05/07	08/20/07	Hanover Compressor Co./ Universal Compression Holdings	Provider of natural gas compression services and products to the natural gas industry	2,074.3	3,371.0	1,605.2	360.9	85.7	2.1x	9.3x	24.2x
12/08/06	06/26/07	Burg Industries BV/ China Intl. Marine Containers Group Co. Ltd. (SZSE: 200039)	Manufacturer and supplier of road transport equipment, tank containers and storage tanks	143.8	143.8	301.4	NA	12.2	0.5x	NA	11.8x
04/14/06	08/24/07	Wuhan Boiler Co Ltd (SZSE: 200770)/ Alstom SA (ENXTPA: ALO)	Developer, producer and seller of pressure vessels, boilers and desulfurization equipment in the PRC	80.7	195.6	356.2	15.2	6.4	0.5x	12.8x	12.5x
08/03/05	10/17/05	Chart Industries Inc./ First Reserve Corp	Manufacturer of engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases	384.4	466.1	347.0	60.4	28.4	1.3x	7.7x	13.5x

Source: Public Filings, Thomson Financial and Capital IQ

Valuation Analysis
Comparable Transaction Analysis

Calculation of Implied Per Share Equity Value

($ in millions)	Revenue	EBITDA	Net Income
SNEN Sept. 30, 2009 LTM Results(1)	$41.8	($0.2)	($10.3)
SNEN Dec. 31, 2009 LTM Results(1)	$38.4	($4.0)	($14.9)
Median Multiples as of Oct. 12, 2009	**1.0 x**	**10.4 x**	**13.0 x**
Median Multiples as of March 16, 2010	**1.2 x**	**10.4 x**	**12.5 x**
SNEN Implied Per Share Equity Value at Median Multiple as of Oct. 12, 2009(2)	**($3.51)**	**NM**	**NM**
SNEN Implied Per Share Equity Value at Median Multiple as of March 16, 2010(3)	**($4.01)**	**NM**	**NM**

(1) Adjusted for non-recurring and discontinued items.

(2) The implied equity value assumes a minority interest of $17.13 million, net debt of $82.18 million and shares outstanding of ~16.1 million.

(3) The implied equity value assumes a minority interest of $18.23 million, net debt of $91.30 million and shares outstanding of ~16.0 million.

Valuation Analysis

Comparable Transaction Analysis

Conclusion

- BMC has derived the following conclusions after analyzing the transactions deemed to include targets comparable to Sinoenergy
  - Each of the transactions identified has characteristics that differentiate it from the contemplated Transaction
  - The buyers on the list of representative transactions were strategic in nature, and thus typically pay for their acquisitions with the expectation of achieving potential synergies that exist with the target
  - Transaction multiples vary for many different reasons including: differences in pre-transaction operating performance; level of indebtedness; other hidden or intangible assets not apparent in historical operating performance; non-disclosed add backs, etc.
  - Due to the Company's high level of debt, the implied equity value, based on median multiples, is below $0.00 per share
  - BMC noted that the Merger Consideration set forth in the Agreement is above the range implied by the comparable transactions analysis

Premiums Paid Analysis

Valuation Analysis
Premiums Paid Analysis

Overview

- BMC conducted a Premiums Paid Analysis, which compares the premiums paid in "going private" transactions at announcement over the stock price of the target 1-day, 1-week and 1-month prior to the announcement
- BMC reviewed one hundred and nineteen (119) transactions with the following characteristics:
  - Date Announced: The transactions were all announced between October 2007 and March 2010
  - Market Capitalization: The equity values of the target companies in the transactions analyzed ranged from $5.5 million to $98.8 million. The median equity value was $38.6 million
  - Percent of Target Acquired: All transactions analyzed were majority acquisitions

Valuation Analysis
Premiums Paid Analysis

Overview
(continued)

- BMC analyzed the selected transactions and applied the observed premiums to Sinoenergy's stock price at different points in time. BMC:
  - Calculated premium percentages by analyzing the transactions
  - Derived a range of implied share values for Sinoenergy by applying these percentages to Sinoenergy's corresponding stock prices 1-day, 1-week and 1-month prior to signing the Merger Agreement
  - Compared the range of implied share values to the Merger Consideration

Valuation Analysis
Premiums Paid Analysis

Date Announced	Date Effective	Target Name	Target Exchange:Tkr	Acquirer Name	Equity Value ($mm)	Premium Over 1 Day Prior	Premium Over 1 Week Prior	Premium Over 4 Weeks Prior	% Acquired
12/30/09	Pending	Quixote Corp	Nasdaq: QUIX	THP Merger Co	$59.6	123.9%	136.3%	232.3%	87.4%
12/23/09	02/03/10	Merrimac Inds Inc	AMEX: MRM	Crane Co	47.9	40.1%	78.6%	72.4%	100.0%
12/10/09	01/20/10	Platinum Energy Resources Inc	OTC: PGRI	Pacific Intl Grp Hldg LLC	11.0	66.7%	25.0%	25.0%	50.3%
10/22/09	12/09/09	GVI Security Solutions Inc	OTC: GVSS	GenNx360 GVI Acquisition Corp	10.3	22.6%	24.6%	15.2%	100.0%
10/15/09	01/15/10	Digital Lightwave Inc	Nasdaq: DIGL	Optel Acquisition Corp	14.1	7.8%	-21.4%	37.5%	100.0%
10/08/09	12/11/09	Monterey Gourmet Foods Inc	Nasdaq: PSTA	Pulmuone Wildwood Inc	45.3	25.0%	35.0%	86.2%	100.0%
09/29/09	12/16/09	Sunair Services Corp	AMEX: SNR	Massey Services Inc	36.0	49.1%	49.5%	45.8%	90.4%
09/25/09	11/12/09	Pomeroy IT Solutions Inc	Nasdaq: PMRY	Project Skyline Intermediate	60.8	10.2%	11.7%	10.0%	100.0%
09/09/09	01/05/10	Candela Corp	Nasdaq: CLZR	Syneron Medical Ltd	64.9	50.8%	77.2%	144.4%	100.0%
08/27/09	11/30/09	NYFIX Inc	Nasdaq: NYFX	NYSE Technologies Inc	65.9	94.8%	76.3%	109.4%	100.0%
08/24/09	12/23/09	Neurogen Corp	Nasdaq: NRGN	Ligand Pharmaceuticals Inc	11.4	-44.8%	-36.3%	-26.4%	100.0%
08/17/09	10/01/09	Goldleaf Finl Solutions Inc	Nasdaq: GFSI	Jack Henry & Associates Inc	19.1	40.0%	48.5%	78.2%	100.0%
08/07/09	12/22/09	MTS Medication Technologies	Nasdaq: MTSI	MedPak Holdings Inc	38.4	4.6%	3.4%	0.7%	88.6%
07/29/09	09/08/09	Power Med Interventions Inc	OTCBB: PMII	Covidien PLC	35.7	258.6%	277.5%	307.8%	100.0%
06/30/09	10/14/09	Cell Genesys Inc	Nasdaq: CEGE	BioSante Pharmaceuticals Inc	34.5	26.8%	19.1%	-15.9%	100.0%
06/17/09	10/30/09	Beverly National Corp,MA	OTCBB: BVNC	Danvers Bancorp Inc,MA	61.8	36.3%	37.6%	41.8%	100.0%
06/15/09	09/01/09	Cavalier Homes Inc	AMEX: CAV	Southern Energy Homes Inc	48.4	23.3%	32.2%	66.7%	100.0%
06/12/09	08/13/09	SoftBrands Inc	AMEX: SBN	Steel Holdings Inc	41.3	95.7%	91.7%	206.7%	100.0%
06/09/09	08/14/09	CardioDynamics Intl Corp	Nasdaq: CDIC	SonoSite Inc	10.0	69.2%	55.2%	58.8%	100.0%
06/08/09	07/15/09	Hurray! Holding Co Ltd	Nasdaq: HRAY	Shanda Interactive Ent Ltd	90.8	-97.2%	-97.5%	-97.1%	51.0%
06/01/09	07/20/09	etrials Worldwide Inc	Nasdaq: ETWC	Merge Healthcare Inc	20.2	48.2%	41.6%	165.2%	100.0%
05/28/09	09/09/09	FiberNet Telecom Group Inc	Nasdaq: FTGX	Zayo Group LLC	90.1	15.2%	10.3%	9.1%	99.4%
05/18/09	06/22/09	IDM Pharma Inc	Nasdaq: IDMI	Takeda America Holdings Inc	66.7	55.3%	57.1%	46.7%	86.4%
05/07/09	08/18/09	LogicVision Inc	Nasdaq: LGVN	Mentor Graphics Corp	13.5	52.7%	44.9%	57.8%	100.0%
05/07/09	07/30/09	Cornerstone Therapeutics Inc	Nasdaq: CRTX	Chiesi Farmaceutici SpA	68.7	-26.7%	-3.5%	49.1%	95.3%
05/07/09	09/15/09	Nashua Corp	NYSE: NSHA	Cenveo Inc	38.8	173.0%	341.0%	602.0%	100.0%
04/29/09	06/25/09	I-Many Inc	Nasdaq: IMNY	LLR Partners Inc	32.8	90.6%	165.2%	60.5%	100.0%
04/21/09	07/27/09	Endocare Inc	Nasdaq: ENDO	Healthtronics Inc	14.8	78.6%	78.6%	135.9%	96.2%
04/20/09	10/29/09	Florida Public Utilities Co	AMEX: FPU	Chesapeake Utilities Corp	73.4	15.5%	22.5%	25.0%	100.0%
04/13/09	05/26/09	InFocus Corp	Nasdaq: INFS	IC Acquisition Corp	38.6	35.7%	43.9%	93.9%	91.8%
04/02/09	07/31/09	TriStone Cmnty Bk,NC	OTCBB: TCMB	First Commun Bancshares Inc,VA	8.3	10.8%	38.5%	91.1%	100.0%
03/31/09	08/06/09	PetroSearch Energy Corp	OTCBB: PTSG	Double Eagle Petroleum Co	9.3	73.9%	67.4%	61.4%	100.0%
03/11/09	08/07/09	En Pointe Technologies Inc	Nasdaq: ENPT	Din Global Corp	18.0	220.5%	155.1%	190.7%	74.0%
03/06/09	07/24/09	Discovery Bancorp	OTCBB: DVBC	CommerceWest Bank NA	10.6	119.7%	119.7%	144.2%	100.0%
03/05/09	06/01/09	Gevity HR Inc	Nasdaq: GVHR	TriNet Group Inc	98.8	97.0%	88.7%	75.4%	100.0%
02/23/09	04/03/09	Hifn Inc	Nasdaq: HIFN	EXAR Corp	59.0	58.7%	37.0%	20.5%	100.0%
02/23/09	04/02/09	Emageon Inc	Nasdaq: EMAG	AMICAS Inc	39.0	142.7%	76.7%	-7.1%	100.0%
02/09/09	05/30/09	Galaxy Nutritional Foods Inc	AMEX: GXY	Andromeda Acquisition Inc	6.2	111.8%	80.0%	44.0%	100.0%
02/03/09	03/31/09	Pharmanet Development Grp Inc	Nasdaq: PDGI	JLL Partners Inc	97.6	273.1%	240.1%	300.0%	100.0%
01/27/09	04/27/09	Avanex Corp	Nasdaq: AVNX	Bookham Inc	33.7	65.7%	73.6%	126.0%	100.0%

(continued on next page)

Source: Thomson Financial

Valuation Analysis
Premiums Paid Analysis

Date Announced	Date Effective	Target Name	Target Exchange:Tkr	Acquirer Name	Equity Value ($mm)	Premium Over 1 Day Prior	Premium Over 1 Week Prior	Premium Over 4 Weeks Prior	% Acquired
01/15/09	12/04/09	Hiland Partners LP	Nasdaq: HLND	Harold Hamm	$62.8	26.6%	0.2%	53.9%	100.0%
01/14/09	05/01/09	Apple Valley Bank & Trust Co	OTCBB: AVBK	New England Bancshares Inc,CT	7.3	6.9%	6.9%	73.5%	100.0%
01/12/09	02/25/09	Targanta Therapeutics Corp	Nasdaq: TARG	Medicines Co	42.0	96.1%	227.9%	102.0%	100.0%
12/31/08	10/01/09	Abigail Adams National Bancorp	Nasdaq: AANB	Premier Finl Bancorp,WV	10.8	38.6%	3.6%	-12.7%	100.0%
12/29/08	03/20/09	Westaff Inc	Nasdaq: WSTF	Koosharem Corp	20.9	78.6%	66.7%	220.5%	100.0%
12/23/08	03/12/09	Scopus Video Networks Ltd	Nasdaq: SCOP	Harmonic Inc	78.9	46.4%	56.8%	48.6%	100.0%
12/23/08	12/18/09	Avigen Inc	Nasdaq: AVGN	MediciNova Inc	37.0	90.8%	129.6%	87.9%	100.0%
12/22/08	02/27/09	Minrad International Inc	AMEX: BUF	Piramal Healthcare Ltd	5.9	71.4%	-20.0%	-28.1%	100.0%
12/04/08	04/24/09	NitroMed Inc	Nasdaq: NTMD	Deerfield Capital Corp	36.9	381.9%	196.3%	135.3%	100.0%
11/25/08	01/05/09	Memory Pharmaceuticals Corp	Nasdaq: MEMY	Roche Holding AG	50.2	317.8%	306.7%	771.4%	100.0%
11/24/08	12/24/08	Digital Fusion Inc	OTCBB: DIGF	Kratos Defense & Security	28.0	47.8%	47.8%	89.1%	100.0%
11/18/08	03/04/09	Advanced Biotherapy Inc	OTCBB: ADVB	Lime Energy Co	10.1	43.8%	331.3%	23.2%	90.8%
11/03/08	11/13/09	China Biopharm Hldgs Inc	OTCBB: CHBP	NeoStem Inc	13.9	240.5%	188.0%	120.2%	100.0%
10/22/08	01/20/09	Med-Emerg International Inc	OTCBB: MDER	AIM Health Group Inc	5.6	28.6%	31.0%	-2.0%	100.0%
10/20/08	01/07/09	Intraware Inc	Nasdaq: ITRA	Acresso Software Inc	25.2	29.0%	15.3%	10.5%	100.0%
10/13/08	11/20/08	Ashworth Inc	Nasdaq: ASHW	TaylorMade-adidas Golf	28.0	9.8%	-26.4%	-40.1%	100.0%
09/25/08	11/24/08	Cherokee International Corp	Nasdaq: CHRK	Lineage Power Holdings Inc	62.3	33.3%	48.8%	16.8%	100.0%
09/24/08	12/31/08	Gateway Financial Holdings Inc	Nasdaq: GBTS	Hampton Roads Bankshares Inc	86.8	15.8%	60.1%	-1.7%	100.0%
09/24/08	12/23/08	Pharmacopeia Inc	Nasdaq: PCOP	Ligand Pharmaceuticals Inc	53.5	43.8%	39.4%	-22.5%	100.0%
09/18/08	01/27/09	Centerplate Inc	AMEX: CVP	Kohlberg & Co LP	52.5	-17.5%	-43.6%	-39.0%	100.0%
09/10/08	04/17/09	AMEX Cmnty Bancshares Inc	Nasdaq: ACBA	Yadkin Valley Financial Corp	98.6	106.7%	101.5%	106.7%	100.0%
09/09/08	11/03/08	Pharsight Corp	Nasdaq: PHST	Tripos LP	52.2	37.8%	33.5%	28.2%	100.0%
09/05/08	10/24/08	Nevada Chem Inc	Nasdaq: NCEM	Investor Group	93.6	37.7%	34.4%	35.7%	100.0%
09/03/08	12/31/08	Lincoln Bancorp,IN	Nasdaq: LNCB	First Merchants,Muncie,IN	83.8	52.3%	72.1%	70.4%	100.0%
09/02/08	09/02/08	IVAX Diagnostics Inc	AMEX: IVD	Investor Group	19.4	16.7%	40.0%	11.1%	72.0%
08/14/08	04/09/09	Zi Corp	Nasdaq: ZICA	Nuance Communications Inc	34.3	150.0%	112.5%	183.3%	100.0%
08/11/08	09/10/08	Allergy Research Group Inc	OTCBB: ALRG	Longhorn Acquisition Corp	19.5	66.3%	66.3%	87.3%	100.0%
08/05/08	09/23/08	Buca Inc	Nasdaq: BUCA	Planet Hollywood International	9.7	40.6%	45.2%	2.3%	100.0%
07/28/08	02/02/09	Meadow Valley Corp	Nasdaq: MVCO	Insight Equity I LP	60.1	22.2%	19.7%	25.0%	100.0%
07/18/08	07/18/08	Columbia Financial Corp	OTCBB: CLBF	CCFNB Bancorp Inc	22.6	2.7%	-1.5%	-10.9%	100.0%
07/09/08	10/27/08	Centillium Communications Inc	Nasdaq: CTLM	TranSwitch Corp	42.8	63.0%	60.5%	28.4%	100.0%
07/08/08	08/21/08	SGX Pharmaceuticals Inc	Nasdaq: SGXP	Eli Lilly & Co	63.4	109.8%	106.9%	125.6%	100.0%
06/26/08	11/01/08	Community Bankshares Inc	AMEX: SCB	First Citizens Bank & Tr of SC	96.1	90.9%	81.8%	87.3%	100.0%
06/26/08	08/29/08	Celebrate Express Inc	Nasdaq: BDAY	Liberty Media Corp	31.1	39.3%	47.7%	32.2%	100.0%
06/24/08	09/29/08	Memry Corp	AMEX: MRY	SAES Getters SpA	77.0	73.1%	74.3%	69.6%	100.0%
06/17/08	10/07/08	Motive Inc	OTCBB: MOTV	Alcatel Lucent SA	62.4	52.7%	23.9%	53.8%	100.0%
06/16/08	08/09/08	Cash Systems Inc	Nasdaq: CKNN	Global Cash Access Hldg Inc	9.2	4.2%	13.9%	51.5%	100.0%
05/29/08	07/09/08	Kintera Inc	Nasdaq: KNTA	Blackbaud Inc	45.8	69.7%	55.6%	64.7%	100.0%
05/28/08	11/12/08	Service 1st Bancorp,CA	OTCBB: SVCF	Central Valley Community,CA	23.4	46.4%	64.1%	65.5%	100.0%
05/19/08	09/19/08	Jazz Technologies Inc	AMEX: JAZ	Tower Semiconductor Ltd	42.1	195.2%	187.5%	275.3%	100.0%

(continued on next page)

Source: Thomson Financial

Valuation Analysis
Premiums Paid Analysis

Date Announced	Date Effective	Target Name	Target Exchange:Tkr	Acquirer Name	Equity Value ($mm)	Premium Over 1 Day Prior	Premium Over 1 Week Prior	Premium Over 4 Weeks Prior	% Acquired
05/14/08	10/31/08	Indian Village Bancorp Inc,OH	OTCBB: IDVB	CSB Bancorp Inc,Millersburg,OH	$7.9	50.6%	47.6%	47.6%	100.0%
05/08/08	10/02/08	Enliven Marketing Technologies	Nasdaq: ENLV	DG FastChannel Inc	75.7	6.9%	13.3%	15.0%	89.4%
05/01/08	06/18/08	NetManage Inc	Nasdaq: NETM	Micro Focus International PLC	73.4	73.5%	74.3%	71.4%	100.0%
04/28/08	08/20/09	Tarrant Apparel Group	Nasdaq: TAGS	Sunrise Acquisition Co LLC	27.2	18.1%	21.4%	21.4%	100.0%
04/28/08	07/10/08	Max & Erma's Restaurants Inc	Nasdaq: MAXE	G&R Acquisition Inc	10.2	37.0%	33.7%	53.9%	100.0%
04/22/08	07/17/08	Restore Medical Inc	Nasdaq: REST	Medtronic Inc	25.2	272.1%	322.2%	28.0%	100.0%
04/15/08	05/28/08	CryoCor Inc	Nasdaq: CRYO	Boston Scientific Corp	17.2	22.7%	-4.3%	-27.4%	100.0%
04/11/08	09/17/08	Simtek Corp	Nasdaq: SMTK	Cypress Semiconductor Corp	36.4	-14.1%	-18.8%	-10.6%	80.8%
04/10/08	07/01/08	TouchStone Software Corp	OTCBB: TSSW	Phoenix Technologies Ltd	17.8	28.7%	24.4%	34.6%	100.0%
04/09/08	07/07/08	EP MedSys Inc	Nasdaq: EPMD	St Jude Medical Inc	93.1	112.8%	93.6%	93.6%	100.0%
04/02/08	06/30/08	OC Financial Inc	OTCBB: OCFL	First Place Finl,Warren,OH	7.5	34.5%	34.5%	41.6%	100.0%
03/31/08	06/10/08	AirNet Systems Inc	NYSE: ANS	Bayside Capital Inc	28.6	93.8%	89.9%	56.1%	100.0%
03/27/08	03/27/08	Quipp Inc	Nasdaq: QUIP	Illinois Tool Works Inc	8.3	88.3%	88.3%	46.0%	100.0%
03/13/08	08/01/08	National Atlantic Hldg Corp	Nasdaq: NAHC	Palisades Group	70.1	14.5%	18.4%	11.8%	100.0%
03/13/08	05/14/08	Gibraltar Packaging Group Inc	OTCBB: PACK	Rosmar Packaging Group Inc	21.4	214.8%	214.8%	214.8%	100.0%
03/11/08	05/09/08	Cytogen Corp	Nasdaq: CYTO	EUSA Pharma Inc	22.0	34.8%	20.4%	12.7%	100.0%
03/10/08	05/22/08	WJ Communications Inc	Nasdaq: WJCI	TriQuint Semiconductor Inc	69.0	17.7%	17.7%	56.3%	100.0%
03/10/08	10/16/08	River City Bank,VA	Nasdaq: RCBK	Village Bk & Tr Finl Corp	20.4	45.7%	40.1%	49.9%	100.0%
03/10/08	06/06/08	Specialized Health Prod Intl	OTCBB: SHPI	CR Bard Inc	68.3	8.7%	13.6%	22.0%	100.0%
03/03/08	04/21/08	Optio Software Inc	OTCBB: OPTO	Bottomline Technologies Inc	45.8	48.0%	54.2%	51.6%	100.0%
02/27/08	09/02/08	1st Independence Finl Grp,KY	Nasdaq: FIFG	MainSource Finl Grp Inc,IN	36.9	70.0%	33.9%	75.0%	100.0%
02/26/08	04/29/08	National Med Health Card Sys	Nasdaq: NMHC	SXC Health Solutions Corp	62.0	13.3%	8.5%	19.0%	100.0%
02/25/08	04/10/08	Criticare Systems Inc	AMEX: CMD	Opto Circuits(India)Ltd	69.3	19.0%	26.4%	71.3%	100.0%
02/22/08	06/30/08	ESS Technology Inc	Nasdaq: ESST	Imperium Partners Group LLC	58.3	36.7%	36.7%	42.6%	100.0%
02/15/08	08/18/08	Iron & Glass Bancorp Inc	OTCBB: ORGB	FNB Corp,Naples,Hermitage,PA	83.0	41.5%	41.5%	45.6%	100.0%
01/18/08	06/11/08	Dominion Homes Inc	Nasdaq: DHOM	Investor Group	5.5	38.3%	27.5%	47.7%	53.9%
01/15/08	04/01/08	Manatron Inc	Nasdaq: MANA	Thoma Cressey Bravo Inc	65.8	36.4%	37.9%	34.8%	100.0%
01/15/08	07/18/08	Financial Industries Corp	OTCBB: FNIN	Americo Life Inc	74.4	30.6%	31.8%	31.8%	100.0%
01/09/08	05/30/08	Shore Financial Corp,VA	Nasdaq: SHBK	Hampton Roads Bankshares Inc	56.5	81.8%	81.8%	80.6%	100.0%
01/08/08	07/18/08	MFB Corp,Mishawaka,Indiana	Nasdaq: MFBC	MutualFirst Financial Inc,IN	57.2	56.1%	56.1%	56.8%	100.0%
01/07/08	04/01/08	Burke-Parsons-Bowlby Corp	OTCBB: BPAB	Stella-Jones Inc	39.1	27.4%	27.4%	27.4%	100.0%
12/27/07	03/06/08	Document Sciences Corp	Nasdaq: DOCX	EMC Corp	83.9	79.1%	75.8%	71.3%	100.0%
12/17/07	02/11/08	Carrier Access Corp	Nasdaq: CACS	Turin Networks Inc	90.2	4.0%	7.0%	25.0%	100.0%
12/14/07	05/31/08	BOE Finl Svcs of Virginia Inc	Nasdaq: BSXT	Community Bankers Acq Corp	51.4	60.3%	60.9%	72.7%	100.0%
12/03/07	02/26/08	Cohesant Technologies Inc	OTCBB: COHT	Graco Inc	32.6	59.7%	53.3%	47.6%	100.0%
11/19/07	03/18/08	Canyon Resources Corp	AMEX: CAU	Atna Resources Ltd	29.3	45.5%	45.1%	38.3%	100.0%
11/18/07	12/28/07	Natrol Inc	Nasdaq: NTOL	Plethico Pharmaceuticals Ltd	62.8	93.8%	69.2%	39.7%	100.0%
11/07/07	07/02/08	vFinance Inc	OTCBB: VFIN	National Holdings Corp	15.3	47.4%	21.7%	27.3%	100.0%
10/26/07	01/25/08	VerticalNet Inc	Nasdaq: VERT	BravoSolution SpA	33.1	-54.4%	-46.2%	-49.6%	100.0%

Source: Thomson Financial

BREAN MURRAY CARRET & Co.

Valuation Analysis

Premiums Paid Analysis

Calculation of Implied Per Share Equity Value

	As of October 12, 2009				As of March 16, 2010			
		Premium Over				Premium Over		
	Equity Value ($mm)	1 Day Prior	1 Week Prior	4 Weeks Prior	Equity Value ($mm)	1 Day Prior	1 Week Prior	4 Weeks Prior
High	$98.8	381.9%	341.0%	771.4%	$98.8	381.9%	341.0%	771.4%
Mean	$43.5	63.7%	63.7%	70.2%	$42.9	63.2%	63.1%	70.5%
Median	$38.7	46.4%	45.2%	48.8%	$38.6	46.4%	45.1%	48.6%
Low	$5.5	-97.2%	-97.5%	-97.1%	$5.5	-97.2%	-97.5%	-97.1%
		Oct. 9	Oct. 5	Sept. 14		March 15	March 9	Feb. 16
SNEN Closing Prices		$1.28	$1.26	$1.33		$1.64	$1.66	$1.73
Premium at $1.90 per share		48.4%	50.8%	42.9%		15.9%	14.5%	9.8%
		At Median Percentage						
SNEN Implied per Share Value		$1.87	$1.83	$1.98				

Source: Thomson Financial

Valuation Analysis
Premiums Paid Analysis

Conclusion

- BMC has derived the following conclusions after analyzing the premiums paid in "going private" transactions:
  - Based on the median premiums observed in the transactions above, the implied valuation range of Sinoenergy's shares, as of October 12, 2009, is $1.83 per share to $1.98 per share
  - BMC noted that the Merger Consideration of $1.90 per share is within this range

IV. Summary

Conclusion

Overview

- No company or transaction used in the analysis performed by BMC as a comparison is identical to Sinoenergy
- BMC may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so the implied valuation resulting from any particular analysis described herein should not be taken to be BMC's view of the actual value of Sinoenergy

Conclusion

Valuation Summary



Merger Consideration $1.90
Comparable Companies
as of Oct. 12, 2009
-$1.79
$2.59
as of March 16, 2010
-$2.14
$1.74
Comparable Transactions
as of Oct. 12, 2009
-$3.51
as of March 16, 2010
-$4.01
Premiums Paid Analysis
as of Oct. 12, 2009
$1.83
$1.98
-$5.00
-$4.00
-$3.00
-$2.00
-$1.00
$0.00
$1.00
$2.00
$3.00
$4.00
Implied Per Share Equity Value

Conclusion

- The proposed Merger Consideration of $1.90 per share falls within the range of implied per share equity values when using different valuation techniques and taking into consideration other qualitative factors that give us reason to support this valuation for Sinoenergy
- On the basis of our analysis and review and in reliance on the accuracy and completeness of the information furnished to us, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the Unaffiliated Shareholders of Sinoenergy, from a financial point of view

Appendix: Form of Fairness Opinion